As filed with the Securities and Exchange Commission on February 14, 2025

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Telomir Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Florida	87-2606031
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

100 SE 2nd St, Suite 2000, #1009

Miami, Florida 33131

(786) 396-6723

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Erez Aminov

Chief Executive Officer

Telomir Pharmaceuticals, Inc.

100 SE 2nd St, Suite 2000, #1009

Miami, Florida 33131

(786) 396-6723

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Max Lindenfeld, Esq.

Pearl Cohen Zedek Latzer Baratz LLP

7 Times Square, 19th Floor

New York, New York 10036

Phone: (646) 878-0800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Smaller reporting company ☒
Accelerated filer ☐	Emerging growth company ☒
Non-accelerated filer ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses:

●	a base prospectus which covers the offering, issuance and sale by us of up to $150,000,000 of our common stock, preferred stock, warrants and/or units; and

●	a sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $100,000,000 of our common stock that may be issued and sold under the At The Market Offering Agreement with Rodman & Renshaw LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus other than the shares under the At The Market Offering Agreement will be specified in a prospectus supplement to the base prospectus. The specific terms of the securities to be issued and sold under the At The Market Offering Agreement are specified in the sales agreement prospectus that immediately follows the base prospectus. The up to $100,000,000 of common stock that may be offered, issued and sold under the sales agreement prospectus is included in the $150,000,000 of securities that may be offered, issued and sold by us under the base prospectus.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement containing this prospectus filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED FEBRUARY 14, 2025

PROSPECTUS

$150,000,000

TELOMIR PHARMACEUTICALS, INC.

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell, from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus. The aggregate initial offering price of the securities that we offer will not exceed $150,000,000. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If an offering of securities involves any underwriters, dealers or agents, then the prospectus supplement will name the underwriters, dealers or agents and will provide information regarding any fee, commission or discount arrangements made with those underwriters, dealers or agents.

We are a “smaller reporting company” and “emerging growth company” under the federal securities laws and, as such, are subject to reduced public company disclosure standards for this prospectus and future filings. See the section entitled “Prospectus Summary— Implications of Being a Smaller Reporting Company and Emerging Growth Company” for additional information.

Our common stock is listed on the Nasdaq Capital Market under the ticker symbol “TELO.” Our principal executive offices are located at 100 SE 2nd St, Suite 2000, #1009, Miami, Florida 33131, and our telephone number is (786) 396-6723.

Investing in our securities involves risks. You should refer to the section entitled “Risk Factors” on page 2 of this prospectus, as well as the risk factors included in the applicable prospectus supplement and certain of our periodic reports and other information that we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus and the applicable prospectus supplement and carefully consider that information before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, using a shelf registration process on Form S-3. Under the shelf registration rules, using this prospectus, together with the applicable prospectus supplement, we may sell from time to time, in one or more offerings, on a continuous or delayed basis, the securities described in this prospectus for an aggregate initial offering price of up to $150,000,000. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities we are offering under this prospectus. You can read that registration statement at the SEC website at http://www.sec.gov or at the SEC office mentioned under the heading “Where You Can Find Additional Information.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell any of these securities, we will provide one or more prospectus supplements containing specific information about the terms of that offering. The prospectus supplements may also add, update or change information contained in this prospectus. If information in the applicable prospectus supplement is inconsistent with the information in this prospectus, then the information in such prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” before you invest.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

You should not assume that the information in this prospectus or any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of that document.

Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

In this prospectus, the terms “Telomir Pharmaceuticals,” “Company,” “we,” “us” and “our” refer to Telomir Pharmaceuticals, Inc. unless the context requires otherwise.

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RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Before deciding whether to invest in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	our ability to obtain and maintain regulatory approval of our product candidates;
●	our ability to successfully commercialize and market our product candidates, if approved;
●	our ability to contract with third-party suppliers, manufacturers and other service providers and their ability to perform adequately;
●	the potential market size, opportunity, and growth potential for our product candidates, if approved;
●	our ability to obtain additional funding for our operations and development activities;
●	the accuracy of our estimates regarding expenses, capital requirements and needs for additional financing;
●	the initiation, timing, progress and results of our pre-clinical studies and clinical trials, and our research and development programs;
●	the timing of anticipated regulatory filings;
●	the timing of availability of data from our clinical trials;
●	our future expenses, capital requirements, need for additional financing, and the period over which we believe that our existing cash and cash equivalents will be sufficient to fund our operating expenses and capital expenditure requirements;
●	our ability to retain the continued service of our key professionals and to identify, hire and retain additional qualified professionals;
●	our ability to advance product candidates into, and successfully complete, clinical trials;
●	our ability to recruit and enroll suitable patients in our clinical trials;
●	the timing or likelihood of the accomplishment of various scientific, clinical, regulatory, and other product development objectives;
●	the pricing and reimbursement of our product candidates, if approved;
●	the rate and degree of market acceptance of our product candidates, if approved;
●	the implementation of our business model and strategic plans for our business, product candidates, and technology;
●	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology;
●	developments relating to our competitors and our industry;
●	our ability to regain and maintain compliance with the listing standards of the Nasdaq Capital Market;
●	the development of major public health concerns and the future impact of such concerns on our clinical trials, business operations and funding requirements; and
●	other factors discussed in this prospectus.

You should review carefully the section entitled “Risk Factors” beginning on page 2 of this prospectus for a discussion of these and other risks that relate to our business and investing in our securities. The forward-looking statements contained or incorporated by reference in this prospectus or any prospectus supplement are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

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PROSPECTUS SUMMARY

The items in the following summary are described in more detail later in this prospectus and in the accompanying prospectus. This summary provides an overview of selected information and does not contain all the information you should consider before investing in our securities. Therefore, you should read the entire prospectus carefully, including the “Risk Factors “ section, and other documents or information included or incorporated by reference in this prospectus and the accompanying prospectus before making any investment decision. As used in this prospectus, unless the context otherwise indicates, the terms “we,” “our, “ “us, “ or “the Company” refer to Telomir Pharmaceuticals, Inc., a Florida corporation, and its subsidiaries taken as a whole.

Overview

Telomir-1 is a novel oral small molecule metal ion regulator designed to extend telomere caps, maintain cellular balance, and combat oxidative stress, a key driver of aging and disease progression. By modulating essential metal ions such as iron, and copper, Telomir-1 may help protect against age related conditions, including Progeria (a rare genetic disorder that causes rapid aging in children), Wilson’s disease (a genetic disorder leading to toxic copper buildup in the body), and Age-related Macular Degeneration (AMD), as well as Type 2 Diabetes, cancer, and Alzheimer’s disease. Oxidative stress also plays a critical role in the propagation and severity of viral infections like bird flu, where the virus triggers an imbalance between increased production of reactive oxygen species (ROS) and reduced antioxidant host responses that leads to increased redox stress, a process which ultimately excessive weakens immune defenses, increases inflammation, and enables enhanced viral replication. By reversing oxidative stress, Telomir-1 may help strengthen immune resilience and reduce disease severity, offering broad therapeutic potential across both age-related and infectious diseases.

Telomeres are repetitive DNA sequences at the end of chromosomes that protect the chromosomes from becoming frayed or tangled. Each time a cell divides, the telomeres become slightly shorter, and eventually they become so short that the cell can no longer divide, with the result being that the cell dies. Effectively, telomeres protect the ends of our chromosomes by forming a cap, much like the plastic tip on shoelaces, thereby allowing the chromosome to be replaced properly during cell division. If demonstrated by future clinical trials and approved by the U.S. Food and Drug Administration, or FDA, we believe Telomir-1 may protect variable cells by elongating and stimulating the telomeres to sustain self-renewal and longevity.

Based on our preclinical studies, we have gathered experimental evidence suggesting that Telomir-1 may act as a regulator of essential metal ions such as iron, zinc, and copper. While these trace elements are critical for various physiological functions, imbalances—whether due to excess or deficiency —can drive oxidative stress, leading to cellular damage, telomere shortening, and accelerated aging. This oxidative burden is also linked to age-related conditions and certain cancers.

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We believe Telomir-1 has the potential to protect cells in situ by mitigating metal overload, particularly of iron and copper, which are known to accelerate oxidative stress and contribute to telomere attrition. By modulating ion levels and reducing oxidative damage, Telomir-1 may help preserve telomere integrity, restore cellular homeostasis, and enhance overall cell resilience, potentially slowing down age-related degeneration. Additionally, by reversing oxidative stress, Telomir-1 may help mitigate the severity of viral infections such as bird flu by strengthening cellular defense mechanisms and improving immune system function, potentially reducing disease progression and severity.

Our focus is on addressing the effects of iron and copper overload while emphasizing the protective role of zinc. Excess iron can cause serious health problems, such as liver fibrosis, liver failure, heart issues, and endocrine dysfunction. It is also linked to type 2 diabetes mellitus (T2DM), as it disrupts insulin secretion, increases insulin resistance, and affects glucose production in the liver. In the retina, iron buildup leads to oxidative stress and damage, contributing to Age-related Macular Degeneration (AMD).

Copper, while essential for many physiological processes, becomes harmful when present in excess. High levels of copper increase oxidative stress, damage retinal cells, and disrupt mitochondrial energy production, which can result in cell death and tissue degeneration. Copper overload is particularly significant in Wilson’s disease, a rare genetic disorder that causes toxic copper accumulation in vital organs like the liver and brain, leading to severe health complications.

In contrast, zinc plays a protective role by reducing oxidative stress, regulating iron and copper levels, and restoring balance in cases of imbalance or deficiency. This highlights zinc’s critical role in maintaining physiological health and equilibrium.

Our objective is to investigate the molecular mechanisms of action of Telomir-1 through various biochemical methods. Additionally, we utilize a range of animal models to evaluate the drug’s therapeutic potential and activity. As our research advances and our understanding deepens, we may consider exploring alternative indications or adjusting our focus based on emerging insights or evolving circumstances.

Telomir-1 is currently undergoing preclinical investigation, with the goal of submitting an Investigational New Drug (IND) application and an Investigational New Animal Drug (INAD) application to the FDA. If accepted, these submissions would enable progression to human and animal clinical trials. Our research focuses on Telomir-1’s potential to interrupt, regulate, and prevent inflammatory pathways and enzymatic intracellular processes responsible for cellular metal imbalances. Preliminary studies suggest that Telomir-1 may achieve these outcomes by selectively binding to and exchanging between metal ions in a form- and dose-dependent manner, slowing enzyme reactivity, and preserving cellular functions. If clinical trials demonstrate its efficacy and it gains FDA and other regulatory approvals, we believe Telomir-1 could serve as a non-toxic, orally administered ion-overload regulator with the potential to balance enzyme and pathway overactivity caused by excessive metal reactivity.

The Securities We May Offer

We may offer up to $150,000,000 of common stock, preferred stock, warrants and/or units in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Common Stock

Holders of shares of our common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of shares of our common stock are entitled to receive proportionately any dividends if and when such dividends are declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. Upon the liquidation, dissolution or winding up of the company, the holders of our common stock are entitled to receive ratably net assets available after the payment of all debts and other liabilities and subject to the prior rights of holders of any outstanding preferred stock. The rights, preferences, and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

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Our common stock is listed on the Nasdaq Capital Market under the symbol “TELO.”

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the rights, preferences, stated values, qualifications or limitations, without any further vote or action by stockholders. Convertible preferred stock will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory or at your option or both and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus and applicable prospectus supplements, we will fix the rights, preferences, privileges and restrictions of the preferred stock of such series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Warrants

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities. We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into warrant agreements with a bank or trust company that we select to be our warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement related to the particular series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement or warrant certificate containing the terms of the warrants we are offering before the issuance of the warrants.

Units

We may issue units consisting of common stock, preferred stock and/or warrants for the purchase of common stock or preferred stock in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the

Implications of Being a Smaller Reporting Company and Emerging Growth Company

We are a “smaller reporting company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), meaning that the market value of our shares held by non-affiliates was less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. As a smaller reporting company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. Additionally, as a smaller reporting company, we may continue to take advantage of the exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended. If investors consider our shares of common stock less attractive as a result of our election to use the scaled-back disclosure permitted for smaller reporting companies, there may be a less active trading market for our common stock and our share price may be more volatile.

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We are also an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year in which we have more than $1.235 billion in annual revenues; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and (iv) the last day of the fiscal year ending after the fifth anniversary of our first sale of common equity securities pursuant to a U.S. registration.

As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include: (i) the option to present only two years of audited financial statements and related discussion in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the SEC; (ii) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended; (iii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; (iv) not being required to submit certain executive compensation matters to shareholder advisory votes, such as “say- on-pay,” “say-on-frequency,” and “say-on-golden parachutes”; and (v) not being required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

Corporate and Other Information

We were organized as a Florida corporation on August 26, 2021 for the purpose of pursuing the development and commercialization of TELOMIR-1 in the United States in human applications. We were originally incorporated under the name “Metallo Therapies Inc.” and changed our name to “Telomir Pharmaceuticals, Inc.” in October 2022.

Our corporate headquarters is located at 100 SE 2nd St, Suite 2000, #1009, Miami, Florida 33131. Our telephone number is (786) 396-6723. Our website address is www.telomirpharma.com. Information accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

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USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things, debt repayment, working capital and/or capital expenditures.

We may also use such proceeds to fund acquisitions of product candidates or technologies that complement our current business. We may set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.

Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

From time to time, we evaluate these and other factors and we anticipate continuing to make such evaluations to determine if the existing allocation of resources, including the proceeds of this offering, is being optimized. Circumstances that may give rise to a change in the use of proceeds include:

●	a change in development plan or strategy;

●	delays or difficulties with our clinical trials;

●	negative results from our clinical trials;

●	difficulty obtaining regulatory approval;

●	failure to achieve sales as anticipated;

●	the addition of new product candidates or technologies;

●	our ability to negotiate definitive agreement with acquisition candidates; or

●	the availability of other sources of cash including cash flow from operations and new bank debt financing arrangements, if any.

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DESCRIPTION OF CAPITAL STOCK

After giving effect to the filing of our Second Amended and Restated Articles of Incorporation and the 1-for-2.05 reverse stock split that we completed on December 11, 2023, the total number of shares of common stock our company is authorized to issue is presently 300,000,000 shares, no par value. The total number of shares of preferred stock our company is authorized to issue is 100,000,000 shares, no par value. As of February 14, 2025, there are 29,762,671 shares of common stock outstanding. Our authorized but unissued shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded in the future. The following description summarizes the material terms of our capital stock. This summary is a description of the material terms of, and is qualified in its entirety by, reference to our Second Amended and Restated Articles of Incorporation, a copy of which is filed as an exhibit to our previous filings with the SEC and incorporated by reference to the Annual Report on Form 10-K of which this Description of Securities is attached as an exhibit.

Common Stock

Holders of shares of our common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of shares of our common stock are entitled to receive proportionately any dividends if and when such dividends are declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. Upon the liquidation, dissolution or winding up of the company, the holders of our common stock are entitled to receive ratably net assets available after the payment of all debts and other liabilities and subject to the prior rights of holders of any outstanding preferred stock. The rights, preferences, and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

The holders of our common stock will be entitled to receive proportionately any cash or stock dividends if and when such dividends are declared by the board of directors, subject to any preferential dividend rights of outstanding preferred stock. In the event of the dissolution or liquidation of the company, after the full preferential rights, if any, on any outstanding preferred stock has been paid to or set aside for the holders of such preferred stock, the holders of our common stock will be entitled to receive proportionately all of our remaining assets.

The declaration and payment of any dividend will be subject to the discretion of our board of directors, subject to applicable laws. The time and amount of any dividend will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions, and any other factors that our board of directors may deem relevant.

We currently intend to retain all available funds and any future earnings for general corporate purposes, including working capital, operating expenses, and capital expenditures, and do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future. See “Dividend Policy.”

Each holder of our common stock is entitled to one vote per share for the election of directors and for all other corporate purposes.

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Dividends and Other Distributions

The holders of our common stock will be entitled to receive proportionately any cash or stock dividends if and when such dividends are declared by the board of directors, subject to any preferential dividend rights of outstanding preferred stock. In the event of the dissolution or liquidation of the company, after the full preferential rights, if any, on any outstanding preferred stock has been paid to or set aside for the holders of such preferred stock, the holders of our common stock will be entitled to receive proportionately all of our remaining assets.

The declaration and payment of any dividend will be subject to the discretion of our board of directors, subject to applicable laws. The time and amount of any dividend will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions, and any other factors that our board of directors may deem relevant.

We currently intend to retain all available funds and any future earnings for general corporate purposes, including working capital, operating expenses, and capital expenditures, and do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future. See “Dividend Policy.”

Number and Election of Directors

Our Board consists of five members. The holders of common stock and any other class of stock of our company, to the extent they shall have the right to vote, shall retain the right to elect and remove all members of the board of directors.

Quorum/Voting

At all meetings of our board of directors, a majority of the total number of directors constitutes a quorum. If there is a quorum, a vote of the majority of the directors present at the meeting is considered an act of our board of directors.

Removal of Directors

Our amended and restated articles provide that any director may be removed from office, but only for cause by the affirmative vote of not less than a majority of our shareholders entitled to vote in the election of directors. “Cause” is construed to exist only if the director whose removal is proposed has been convicted of a felony or has been adjudged to be liable for willful misconduct in the performance of his or her duties to us in a matter which has a material adverse effect on our business.

Vacancies on the Board of Directors

A vacancy on our board of directors may be filled by a vote of a majority of the remaining members of the board of directors, even if less than a quorum, at any meeting of the board of directors. A person so elected by the board of directors to fill a vacancy shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been duly elected and qualified.

Voting by Shareholders

Each holder of our common stock is entitled to one vote per share for the election of directors and for all other corporate purposes.

Amendment of Articles

The Florida Business Corporations Act (“FBCA”) allows us to amend our amended and restated articles at any time to add or change a provision that is required or permitted to be included in the articles of incorporation or to delete a provision that is not required to be included in the articles of incorporation. Our board of directors can propose one or more amendments for submission to shareholders and may condition its submission of the proposed amendment on any basis if it provides certain notice and includes certain information regarding the proposed amendment in that notice. The provisions in our articles that require a greater voting requirement than provided in the FBCA may only be amended by the same vote required to take action under that voting requirement.

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Amendment of Bylaws

Our bylaws may be amended or repealed, and new bylaws may be adopted by our shareholders at any annual or special meetings at which a quorum is present. The bylaws may also be amended or repealed, and new bylaws may be adopted by our board of directors by affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance. Notwithstanding the foregoing, pursuant to our articles, the provisions of our bylaws that require a greater voting requirement than provided in the FBCA may only be amended by the same vote required to take action under that voting requirement.

Anti-Takeover Effects of Various Provisions of Florida Law, Our Amended and Restated Articles of Incorporation and Our Bylaws

Provisions of Florida law have certain anti-takeover effects. Our amended and restated articles of incorporation and bylaws also contain provisions that may have similar effects.

Florida Anti-Takeover Statutes

The control share acquisition statute, Section 607.0902 of the FBCA, generally provides that in the event a person acquires voting shares of the company in excess of 20% of the voting power of all of our issued and outstanding shares, such acquired shares will not have any voting rights unless such rights are restored by the holders of a majority of the votes of each class or series entitled to vote separately, excluding shares held by the person acquiring the control shares or any of our officers or employees who are also directors of the company. Certain acquisitions of shares are exempt from these rules, such as shares acquired pursuant to the laws of intestate succession or pursuant to a gift or testamentary transfer, pursuant to a merger or share exchange effected in compliance with the FBCA if we are a party to the agreement, or pursuant to an acquisition of our shares if the acquisition has been approved by our board of directors before the acquisition. The control share acquisition statute generally applies to any “issuing public corporation,” which means a Florida corporation which has:

● One hundred or more shareholders;

● Its principal place of business, its principal office, or substantial assets within Florida; and

● Either (i) more than 10% of its shareholders are resident in Florida; (ii) more than 10% of its shares are owned by residents of Florida; or (iii) one thousand shareholders are resident in Florida.

The affiliated transaction (or so-called “business combination”) statute, Section 607.0901 of the FBCA, provides that we may not engage in certain mergers, consolidations, sales of assets, issuances of stock, reclassifications, recapitalizations, and other affiliated transactions with any “interested shareholder” for a period of three years following the time that such shareholder became an interested shareholder, unless:

● Prior to the time that such shareholder became an interested shareholder, our board of directors approved either the affiliated transaction or the transaction which resulted in the shareholder becoming an interested shareholder; or

● Upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of our voting shares outstanding at the time the transaction commenced; or

● At or subsequent to the time that such shareholder became an interested shareholder, the affiliated transaction is approved by our board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting shares which are not owned by the interested shareholder.

An “interested shareholder” is generally defined as any person who is the beneficial owner of more than 15% of our outstanding voting shares.

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The voting requirements set forth above do not apply to a particular affiliated transaction if one or more conditions are met, including, but not limited to, the following: if the affiliated transaction has been approved by a majority of our disinterested directors; if we have not had more than 300 shareholders of record at any time during the three years preceding the date the affiliated transaction is announced; if the interested shareholder has been the beneficial owner of at least 80% of our outstanding voting shares for at least three years preceding the date the affiliated transaction is announced; or if the consideration to be paid to the holders of each class or series of voting shares in the affiliated transaction meets certain requirements of the statute with respect to form and amount, among other things.

No Cumulative Voting

The FBCA provides that shareholders do not have the right to cumulate votes in the election of directors unless the articles of incorporation provide otherwise. Our articles do not provide for cumulative voting.

Advance Notice Requirements for Shareholder Proposals and Director Nominations; Calling a Special Meeting

Our amended and restated bylaws provide that shareholders seeking to bring business before an annual meeting must provide timely notice of their proposal in writing to the corporate secretary. To be timely, a shareholder’s notice must have been received on or before December 31 of the year immediately preceding the annual meeting; provided, however, that in the event that the date of the annual meeting is on or after May 1 in any year, notice by the shareholder to be timely must be received not later than the close of business on the day which is determined by adding to December 31 of the year immediately preceding such annual meeting the number of days starting with May 1 and ending on the date of the annual meeting in such year. The amended and restated bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may impede shareholders’ ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

Our amended and restated bylaws also provide that a special meeting of shareholders can only be called by our chairman of the board of directors, our chief executive officer, our president (in the absence of a chief executive officer), a majority of our board of directors or the holders of 10% or more of all of our votes entitled to be cast on any issue proposed to be considered at the special meeting of shareholders.

Authorized But Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without shareholder approval. We could use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions of other businesses or entities and issuances under employee benefit plans. Additionally, we could issue a series of preferred stock that could, depending on its terms, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue such shares based on its judgment as to the best interests of us and our shareholders. The board of directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquiror may be able to change the composition of the board of directors, including a tender offer or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which shareholders might receive a premium over the then-current market price of the common stock.

Exclusive Jurisdiction

Our amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers or other employees to us or our shareholders, (iii) any action arising pursuant to any provision of the FBCA, our amended and restated articles of incorporation or our amended and restated bylaws, or (iv) any other action asserting a claim that is governed by the internal affairs doctrine shall be a state court located within the state of Florida (or, if a state court located within the state of Florida does not have jurisdiction, the federal district court for the Middle District of Florida); provided that, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act, or to any claim for which the federal courts have exclusive jurisdiction. Our bylaws also provide that, unless we consent in writing to the selection of an alternative forum, the U.S. federal district courts shall be the exclusive forum for the resolution of any claims arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to these provisions. Although we believe these provisions benefit us by providing increased consistency in the application of law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers. We note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Please also see the section titled “Risk Factors—Risks Related to Ownership of our Common Stock—Our amended and restated bylaws designates the state courts located within the state of Florida as the exclusive forum for substantially all disputes between us and our shareholders and the federal district courts as the exclusive forum for Securities Act claims, which could limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us.”

Preemptive Rights

No holder of our common stock has any preemptive or subscription rights to acquire shares of our capital stock.

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DESCRIPTION OF WARRANTS

The following describes some of the general terms and provisions of warrants we may issue. Warrants may be issued independently or together with any other securities offered by any prospectus supplement and other offering materials, if any, and may be attached to or separate from those securities. Warrants may be issued under warrant agreements to be entered into between us and a warrant agent or may be represented by individual warrant certificates, all as specified in the applicable prospectus supplement and other offering materials, if any. The warrant agent, if any, for any series of warrants will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement and any other offering materials relating to any warrants we may issue will specify the terms of the warrants, including:

● the title and aggregate number of the warrants;

● the price or prices at which the warrants will be issued;

● the title, amount and terms of the securities purchasable upon exercise of the warrants;

● the title, amount and terms of the securities offered with the warrants and the number of warrants issued with each such security;

● the date, if any, on and after which the warrants and the related securities will be separately transferable;

● the price at which the related securities may be purchased upon exercise of the warrants;

● the exercise period for the warrants;

● the minimum or maximum number of warrants which may be exercised at any one time;

● any applicable anti-dilution, redemption or call provisions;

● any applicable book-entry provisions; and

● any other terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock or warrants or any combination of such securities, including guarantees of any securities.

The applicable prospectus supplement and any other offering materials relating to any units issued under the registration statement of which this prospectus is a part will specify the terms of the units, including:

● the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

● a description of the terms of any unit agreement governing the units; and

● a description of the provisions for the payment, settlement, transfer or exchange of the units.

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PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for resale, through agents, directly to purchasers or through a combination of any such methods of sale, including in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act. The name of any such underwriter, dealer or agent involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be stated in the applicable prospectus supplement. We have reserved the right to sell the securities directly to investors on our own in those jurisdictions where we are authorized to do so. The sale of the securities may be effected in transactions: (i) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale; (ii) in the over- the-counter market; (iii) in transactions otherwise than on such exchanges or in the over-the-counter market; or (iv) through the writing of options.

We may issue the securities as a dividend or distribution to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and re-offer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We, our agents and underwriters on our behalf may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

We may solicit offers to purchase securities directly from the public from time to time. We also may designate agents from time to time to solicit offers to purchase securities from the public on our behalf. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers and will include information about any commissions they may be paid in that offering.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we use underwriters to sell securities, we may enter into an underwriting agreement with the underwriters at the time of the sale and will name them in the applicable prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.

The dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

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To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short-covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short-covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These activities may stabilize, maintain or otherwise affect the market price of the securities. As a result, these transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be in the open market. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. These transactions, if commenced, may be discontinued by the underwriters at any time.

The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement.

Under Rule 15c6-l of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to specify alternative settlement arrangements to prevent a failed settlement.

Underwriters, agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplements, certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by Pearl Cohen Zedek Latzer Baratz LLP, New York, New York. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The financial statements of Telomir Pharmaceuticals, Inc. as of December 31, 2024 and for the year then ended included in the Annual Report on Form 10-K for the year ended December 31, 2024, have been incorporated by reference herein and in this prospectus in reliance upon the report of Salberg & Company P.A. (which report includes an explanatory paragraph regarding the existence of substantial doubt about the Company’s ability to continue as a going concern), independent registered public accounting firm, incorporated by reference herein, and given upon the authority of said firm as experts in accounting and auditing.

The financial statements of Telomir Pharmaceuticals, Inc. as of December 31, 2023 and for the year then ended included in the Annual Report on Form 10-K for the year ended December 31, 2023, have been incorporated by reference herein and in this prospectus in reliance upon the report of Cherry Bekaert LLP (which report includes an explanatory paragraph regarding the existence of substantial doubt about the Company’s ability to continue as a going concern), independent registered public accounting firm, incorporated by reference herein, and given upon the authority of said firm as experts in accounting and auditing.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. The Securities and Exchange Commission maintains a website that contains such reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is www.sec.gov.

We make available free of charge on or through our website at www.telomirpharma.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the Securities and Exchange Commission at the address listed above, or for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, www.telomirpharma.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the Form S-3 with respect to securities offered by this prospectus and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 4, 2025;

●	Our Current Reports on Form 8-K filed with the SEC on January 7, 2025 and January 28, 2025; and

●	The description of our common stock in Exhibit 4.4 of our Form 10-K filed on February 4, 2025, including any other amendment or report filed for the purpose of updating such description.

Notwithstanding the foregoing, documents or portions thereof containing information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, are not incorporated by reference in this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide you with a copy of any information that we incorporate by reference into this prospectus or the registration statement that contains this prospectus, at no cost, by writing or calling us. Requests for such materials should be directed to:

Telomir Pharmaceuticals, Inc.

Attention: Corporate Secretary

100 SE 2nd St, Suite 2000, #1009

Miami, Florida 33131

Telephone number: (786) 396-6723

You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the respective date of such documents. Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS

$150,000,000

TELOMIR PHARMACEUTICALS, INC.

Common Stock

Preferred Stock

Warrants

Units

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 14, 2025

PROSPECTUS

Telomir Pharmaceuticals, Inc.

Up to $100,000,000

Common Stock

We have entered into an At The Market Offering Agreement, or the sales agreement, with Rodman & Renshaw LLC, or Rodman & Renshaw, dated February 14, 2025, relating to the sale of shares of our common stock, no par value, having an aggregate offering price of up to $100,000,000 from time to time through Rodman & Renshaw, acting as agent or principal.

Sales of our common stock, if any, under this prospectus will be made by any method permitted that is deemed an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the Nasdaq Capital Market or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Rodman & Renshaw as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. If we and Rodman & Renshaw agree on any method of distribution other than sales of shares of our common stock on or through the Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. Under the sales agreement, Rodman & Renshaw is not required to sell any specific number or dollar amount of securities, but Rodman & Renshaw will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Rodman & Renshaw will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per share sold under the sales agreement. See “Plan of Distribution” beginning on page 14 for additional information regarding the compensation to be paid to Rodman & Renshaw. In connection with the sale of the shares of common stock on our behalf, Rodman & Renshaw will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Rodman & Renshaw will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Rodman & Renshaw with respect to certain liabilities, including liabilities under the Securities Act.

We are a “smaller reporting company” and an “emerging growth company” under the federal securities laws and, as such, are subject to reduced public company disclosure standards for this prospectus and future filings. See the section entitled “Prospectus Summary—Implications of Being a Smaller Reporting Company and Emerging Growth Company” for additional information.

Investing in our securities involves a high degree of risk. You should refer to the section entitled “Risk Factors” on page 5 of this prospectus, as well as the risk factors included in any applicable prospectus supplement and certain of our periodic reports and other information that we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus and any applicable prospectus supplement and carefully consider that information before buying our securities.

Our common stock is listed on the Nasdaq Capital Market under the ticker symbol “TELO”. On February 12, 2025, the last reported sale price of our common stock on the Nasdaq Capital Market was $4.25 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Rodman & Renshaw LLC

The date of this prospectus is

TABLE OF CONTENTS

PROSPECTUS

Page
ABOUT THIS PROSPECTUS	Alt-1
PROSPECTUS SUMMARY	Alt-2
THE OFFERING	Alt-4
RISK FACTORS	Alt-5
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	Alt-11
USE OF PROCEEDS	Alt-13
DILUTION	Alt-14
DIVIDENDS	Alt-15
PLAN OF DISTRIBUTION	Alt-15
LEGAL MATTERS	Alt-16
EXPERTS	Alt-16
WHERE YOU CAN FIND MORE INFORMATION	Alt-17
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	Alt-17

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using a “shelf” registration process. This prospectus relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.

This prospectus describes the specific terms of the common stock we are offering and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

You should only rely on the information contained or incorporated by reference in this prospectus and any issuer free writing prospectus that we may authorize for use in connection with this offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such issuer free writing prospectus. You should assume that the information appearing in this prospectus or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

Alt-1

PROSPECTUS SUMMARY

The items in the following summary are described in more detail later in this prospectus and in the accompanying prospectus. This summary provides an overview of selected information and does not contain all the information you should consider before investing in our common stock. Therefore, you should read the entire prospectus and the accompanying prospectus carefully, including the ‘‘Risk Factors” section, and other documents or information included or incorporated by reference in this prospectus and the accompanying prospectus before making any investment decision. As used in this prospectus, unless the context otherwise indicates, the terms ‘‘we,” “our,” “us,” or “the Company” refer to Telomir Pharmaceuticals, Inc., a Florida corporation, and its subsidiaries taken as a whole.

Overview

Telomir-1 is a novel oral small molecule metal ion regulator designed to extend telomere caps, maintain cellular balance, and combat oxidative stress, a key driver of aging and disease progression. By modulating essential metal ions such as iron, and copper, Telomir-1 may help protect against age related conditions, including Progeria (a rare genetic disorder that causes rapid aging in children), Wilson’s disease (a genetic disorder leading to toxic copper buildup in the body), and Age-related Macular Degeneration (AMD), as well as Type 2 Diabetes, cancer, and Alzheimer’s disease. Oxidative stress also plays a critical role in the propagation and severity of viral infections like bird flu, where the virus triggers an imbalance between increased production of reactive oxygen species (ROS) and reduced antioxidant host responses that leads to increased redox stress, a process which ultimately excessive weakens immune defenses, increases inflammation, and enables enhanced viral replication. By reversing oxidative stress, Telomir-1 may help strengthen immune resilience and reduce disease severity, offering broad therapeutic potential across both age-related and infectious diseases.

Telomeres are repetitive DNA sequences at the end of chromosomes that protect the chromosomes from becoming frayed or tangled. Each time a cell divides, the telomeres become slightly shorter, and eventually they become so short that the cell can no longer divide, with the result being that the cell dies. Effectively, telomeres protect the ends of our chromosomes by forming a cap, much like the plastic tip on shoelaces, thereby allowing the chromosome to be replaced properly during cell division. If demonstrated by future clinical trials and approved by the U.S. Food and Drug Administration, or FDA, we believe Telomir-1 may protect variable cells by elongating and stimulating the telomeres to sustain self-renewal and longevity.

Based on our preclinical studies, we have gathered experimental evidence suggesting that Telomir-1 may act as a regulator of essential metal ions such as iron, zinc, and copper. While these trace elements are critical for various physiological functions, imbalances—whether due to excess or deficiency —can drive oxidative stress, leading to cellular damage, telomere shortening, and accelerated aging. This oxidative burden is also linked to age-related conditions and certain cancers.

We believe Telomir-1 has the potential to protect cells in situ by mitigating metal overload, particularly of iron and copper, which are known to accelerate oxidative stress and contribute to telomere attrition. By modulating ion levels and reducing oxidative damage, Telomir-1 may help preserve telomere integrity, restore cellular homeostasis, and enhance overall cell resilience, potentially slowing down age-related degeneration. Additionally, by reversing oxidative stress, Telomir-1 may help mitigate the severity of viral infections such as bird flu by strengthening cellular defense mechanisms and improving immune system function, potentially reducing disease progression and severity.

Our focus is on addressing the effects of iron and copper overload while emphasizing the protective role of zinc. Excess iron can cause serious health problems, such as liver fibrosis, liver failure, heart issues, and endocrine dysfunction. It is also linked to type 2 diabetes mellitus (T2DM), as it disrupts insulin secretion, increases insulin resistance, and affects glucose production in the liver. In the retina, iron buildup leads to oxidative stress and damage, contributing to Age-related Macular Degeneration (AMD).

Copper, while essential for many physiological processes, becomes harmful when present in excess. High levels of copper increase oxidative stress, damage retinal cells, and disrupt mitochondrial energy production, which can result in cell death and tissue degeneration. Copper overload is particularly significant in Wilson’s disease, a rare genetic disorder that causes toxic copper accumulation in vital organs like the liver and brain, leading to severe health complications.

In contrast, zinc plays a protective role by reducing oxidative stress, regulating iron and copper levels, and restoring balance in cases of imbalance or deficiency. This highlights zinc’s critical role in maintaining physiological health and equilibrium.

Our objective is to investigate the molecular mechanisms of action of Telomir-1 through various biochemical methods. Additionally, we utilize a range of animal models to evaluate the drug’s therapeutic potential and activity. As our research advances and our understanding deepens, we may consider exploring alternative indications or adjusting our focus based on emerging insights or evolving circumstances.

Telomir-1 is currently undergoing preclinical investigation, with the goal of submitting an Investigational New Drug (IND) application and an Investigational New Animal Drug (INAD) application to the FDA. If accepted, these submissions would enable progression to human and animal clinical trials. Our research focuses on Telomir-1’s potential to interrupt, regulate, and prevent inflammatory pathways and enzymatic intracellular processes responsible for cellular metal imbalances. Preliminary studies suggest that Telomir-1 may achieve these outcomes by selectively binding to and exchanging between metal ions in a form- and dose-dependent manner, slowing enzyme reactivity, and preserving cellular functions. If clinical trials demonstrate its efficacy and it gains FDA and other regulatory approvals, we believe Telomir-1 could serve as a non-toxic, orally administered ion-overload regulator with the potential to balance enzyme and pathway overactivity caused by excessive metal reactivity.

Implications of Being a Smaller Reporting Company and Emerging Growth Company

We are a “smaller reporting company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), meaning that the market value of our shares held by non-affiliates was less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. As a smaller reporting company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. Additionally, as a smaller reporting company, we may continue to take advantage of the exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended. If investors consider our shares of common stock less attractive as a result of our election to use the scaled-back disclosure permitted for smaller reporting companies, there may be a less active trading market for our shares of common stock and our share price may be more volatile.

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We are also an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year in which we have more than $1.235 billion in annual revenues; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and (iv) the last day of the fiscal year ending after the fifth anniversary of our first sale of common equity securities pursuant to a U.S. registration.

As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include: (i) the option to present only two years of audited financial statements and related discussion in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission; (ii) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended; (iii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; (iv) not being required to submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes”; and (v) not being required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

Corporate and Other Information

We were organized as a Florida corporation on August 26, 2021 for the purpose of pursuing the development and commercialization of Telomir-1 in the United States in human applications. We were originally incorporated under the name “Metallo Therapies Inc.” and changed our name to “Telomir Pharmaceuticals, Inc.” in October 2022.

Our corporate headquarters is located at 100 SE 2nd St, Suite 2000, #1009, Miami, Florida 33131. Our telephone number is (786) 396-6723. Our website address is www.telomirpharma.com. Information accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

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THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $100,000,000.

Common stock to be outstanding after the offering(1)	Up to 53,292,082 shares, assuming a sales price of $4.25 per share, which was the closing price of our common stock on the Nasdaq Capital Market on February 12, 2025. The actual number of shares issued will vary depending on the sales price at which shares may be sold from time to time during this offering.

Manner of offering	“At the market offering” as defined in Rule 415(a)(4) under the Securities Act, that may be made from time to time on the Nasdaq Capital Market, the existing trading market for our common stock, through Rodman & Renshaw, as agent or principal. See the section titled “Plan of Distribution” on page 15 of this prospectus.

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including the advancement of our drug candidates in clinical trials, regulatory submissions, potential commercial activity, preclinical research and development, capital expenditures, and to meet working capital needs. Please see “Use of Proceeds” on page 13.

Risk factors	Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section beginning on page 5 of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors to consider before deciding to invest in our common stock.

Nasdaq Capital Market Symbol	TELO.

(1)	Based on 29,762,671 shares of common stock outstanding as of February 14, 2025, and excludes the following securities as of that date:

●	2,352,670 shares of common stock issuable upon the exercise of stock options outstanding under our equity incentive plans, with a weighted average exercise price of $5.02 per share;

●	4,147,330 shares of common stock available for future grants under our equity incentive plans; and

●	2,814,057 shares of common stock issuable upon the exercise of warrants outstanding, with a weighted average exercise price of $4.97 per share.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully consider the risks and uncertainties described below, together with the information under the heading “Risk Factors” in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024, all of which are incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus, together with all of the other information contained or incorporated by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to Our Operations and Financial Condition

We are an early development-stage company with no revenues.

As a very early development-stage enterprise that is focused on the development of a pre-clinical pharmaceutical product, we have generated no revenue and have an accumulated deficit of $30.6 million and $14.1 million as of December 31, 2024 and December 31, 2023, respectively. There can be no assurance that sufficient funds required to pursue our development program will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force us to substantially curtail or cease operations and would, therefore, have a material adverse effect on business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on our existing stockholders. It is for these reasons substantial doubt about our ability to continue as a going concern exists and an explanatory paragraph relating to our ability to continue as a going concern can be found within the report of our independent accounting firm on our audited financial statements for the fiscal year ended December 31, 2024.

We seek to overcome the circumstances that impact our ability to remain a going concern in the future through the growth of revenues with interim cash flow deficiencies being addressed through additional equity and debt financing. We anticipate raising additional funds through public or private financing, strategic relationships, or other arrangements in the near future, in addition to this offering, to support our business operations; however, we may not have commitments from third parties for a sufficient amount of additional capital. We cannot be certain that any such financing will be available on acceptable terms, or at all, and our failure to raise capital when needed could limit our ability to continue operations. Our ability to obtain additional funding will determine our ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on our financial performance, results of operations and stock price and require us to curtail or cease operations, sell off our assets, and seek protection from our creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of our common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that we relinquish valuable rights.

Because we have a limited operating history, you may not be able to accurately evaluate our operations.

We have had limited operations to date. Therefore, we have a limited operating history upon which to evaluate the merits of investing in our company. Our current and future stockholders should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications, and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We expect to continue to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

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We will need to raise additional financing for the continuation of our operations.

Because we have generated no revenues and currently operate at a loss, we are completely dependent on the continued availability of financing in order to continue our business operations. There can be no assurance that financing sufficient to enable us to continue our operations will be available to us in the future.

We will need additional funds to complete further development of our business plan to achieve a sustainable level where ongoing operations can be funded out of revenues. We expect that adequate resources are available to fund our operations and initial clinical development programs midway through the second quarter of 2025. We will require further funding, in addition to this offering, to fully implement our business plan to its fullest potential and achieve our growth plans. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our failure to obtain future financing or to produce levels of revenue to meet our financial needs could result in our inability to continue as a going concern and the failure of our business.

Our operating results may fluctuate, which could have a negative impact on our ability to grow our client base, establish sustainable revenues and succeed overall.

Our results of operations may fluctuate as a result of a number of factors, some of which are beyond our control including but not limited to:

●	general economic conditions in the geographies and industries where we sell our services and conduct operations;

●	the budgetary constraints of our customers;

●	success of our strategic growth initiatives;

●	costs associated with the launching or integration of new or acquired businesses;

●	timing of new product introductions by us, our suppliers and our competitors;

●	product and service mix, availability, utilization and pricing;

●	the mix, by state and country, of our revenues, personnel, and assets;

●	movements in interest rates or tax rates;

●	changes in, and application of, accounting rules;

●	changes in the regulations applicable to us; and

●	litigation matters.

As a result of these factors, we may not succeed in our business, and we could go out of business.

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We have yet to achieve a profit and will not achieve a profit in the near future, if at all.

We have not yet produced any revenues or profit and will not in the near future, if at all. We cannot be certain that we will be able to realize sufficient revenue to achieve profitability. Further, many of our competitors have a significantly larger industry presence and revenue stream but have yet to achieve profitability. Our ability to continue as a going concern in the future is dependent upon raising capital from financing transactions, in addition to this offering, increasing revenue and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

Any failure by us to comply with existing regulations could harm our reputation and operating results.

We are subject to extensive regulation by U.S. federal and state governments in each of the markets where we have product candidates progressing through the approval process.

We must also adhere to all regulatory requirements including FDA’s Good Laboratory Practice, Good Clinical Practice, and current Good Manufacturing Practices requirements (“cGMP”) pharmacovigilance requirements, advertising, and promotion restrictions, reporting and recordkeeping requirements. We do not believe Telomir-1 is subject to the federal Food, Drug and Cosmetic Act or its implementing regulations (the “FDCA”) at our current pre-IND stage. However, the FDA may disagree with this view and find that, even if our preclinical studies are not required to comply with FDA’s IND or INAD regulations, any actions taken with respect to, and/or online or other public statements made about, Telomir-1 are, nonetheless, subject to FDA enforcement if in violation of any FDCA provisions pertaining to investigational drugs intended for human or animal use. Any FDA enforcement action at this stage could adversely impact the timing and/or likelihood of success of Telomir-1’s regulatory approval and/or require us to devote additional time and resources to address such matter(s).

If we or our suppliers fail to comply with applicable regulations, including FDA pre-or post-approval cGMP requirements, then FDA could sanction us. Even if a drug is FDA-approved, regulatory authorities may impose significant restrictions on a product’s indicated uses or marketing or impose ongoing requirements for potentially costly post-marketing trials. Telomir-1, and any of our product candidates that may be approved in the U.S. in the future, will be subject to ongoing regulatory requirements for manufacturing, labeling, packaging, storage, distribution, import, export, advertising, promotion, sampling, recordkeeping and submission of safety and other post-market information, including both federal and state requirements in the U.S. In addition, manufacturers and manufacturers’ facilities are required to comply with extensive FDA requirements, including ensuring that quality control and manufacturing procedures conform to GMP. As such, we, and our contract manufacturers (in the event contract manufacturers are appointed in the future) are subject to continual review and periodic inspections to assess compliance with GMP. Accordingly, we and others with whom we work must continue to spend time, money, and effort in all areas of regulatory compliance, including manufacturing, production, quality control and quality assurance. We will also be required to report certain adverse reactions and production problems, if any, to the FDA, and to comply with requirements concerning advertising and promotion for our products. Promotional communications with respect to prescription drugs are subject to a variety of legal and regulatory restrictions and must be consistent with the information in the product’s approved label.

If a regulatory agency discovers previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, or disagrees with the promotion, marketing or labeling of the product, it may impose restrictions on that product or us, including requiring withdrawal of the product from the market. If we fail to comply with applicable regulatory requirements, a regulatory agency or enforcement authority may:

●	issue untitled or warning letters;

●	seek to enjoin our activities;

●	impose civil or criminal penalties;

●	suspend regulatory approval;

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●	suspend any of our ongoing clinical trials;

●	refuse to approve pending applications or supplements to approved applications submitted by us;

●	impose restrictions on our operations, including by requiring us to enter into a Corporate Integrity Agreement or closing our contract manufacturers’ facilities, if any; or

●	seize or detain products or require a product recall.

In addition, any government investigation of alleged violations of law could require us to expend significant time and resources in response and could generate negative publicity. Any failure to comply with ongoing regulatory requirements may significantly and adversely affect our ability to commercialize and generate revenue from our product candidates. If regulatory sanctions are applied or if regulatory approval is withdrawn, the value of our business and our operating results may be adversely affected.

Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses, divert our management’s attention from the operation of our business and damage our reputation. We expend significant resources on compliance efforts and such expenses are unpredictable and might adversely affect our results. Changing laws, regulations and standards might also create uncertainty, higher expenses and increase insurance costs. As a result, we intend to invest all reasonably necessary resources to comply with evolving standards, and this investment might result in increased management and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

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Risks Related to this Offering

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. We currently intend to use the net proceeds of this offering for general corporate purposes, including the advancement of our drug candidates in clinical trials, regulatory submissions, potential commercial activity, preclinical research and development, capital expenditures, and to meet working capital needs. For more information, see “Use of Proceeds” on page 13. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will not have the opportunity, as part of your investment decision, to assess whether these proceeds are being used appropriately.

The amount and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition and other operational factors. The costs and timing of development activities, particularly conducting clinical trials and preclinical studies, are highly uncertain, subject to substantial risks and can often change. Depending on the outcome of these activities and other unforeseen events, our plans and priorities may change, and we may apply the net proceeds of this offering in different proportions than we currently anticipate.

Our failure to apply these funds effectively could have a material adverse effect on our business, delay the further development of our product candidates and cause the price of our common stock to decline.

The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates.

Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.

We may issue shares of common stock from time to time in connection with this offering. The issuance from time to time of these new shares of common stock, or our ability to issue new shares of common stock in this offering, could result in resales of our shares of common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

Purchasers in this offering will likely experience immediate and substantial dilution in the book value of their investment.

The shares of common stock sold in this offering, if any, will be sold from time to time at various prices. However, the actual offering price per share of common stock may be substantially higher than our as adjusted net tangible book value per share of common stock. Therefore, if you purchase shares of our common stock in this offering, your interest will be diluted to the extent of the difference between the price per share you pay and our net tangible book value per share of common stock. Assuming the sale of an aggregate amount of $100,000,000 of shares of our common stock in this offering at an assumed offering price of $4.25 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on February 12, 2025, after deducting sales commissions and estimated offering expenses payable by us, based on our net tangible book value as of December 31, 2024, if you purchase shares of common stock in this offering you will suffer substantial and immediate dilution of $2.40 per share in the net tangible book value of the share common stock, representing the difference between our as adjusted net tangible book value per share as of December 31, 2024, after giving effect to this offering and the assumed offering price. The future exercise of outstanding options, warrants and certain convertible term loans will result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase shares of our common stock in this offering.

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You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future issue additional shares of common stock or other securities convertible into or exchangeable for shares of common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of common stock, or securities convertible or exchangeable into shares of common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Sales of a substantial number of shares of our common stock, or the perception that such sales may occur, may adversely impact the price of our common stock.

Almost all of our 29,762,671 outstanding shares of common stock as of February 14, 2025, as well as a substantial number of shares of our common stock underlying outstanding options and warrants, are available for sale in the public market, either pursuant to Rule 144 under the Securities Act, or an effective registration statement. Pursuant to this shelf registration statement on Form S-3, we may sell up to $150,000,000 of our equity securities over the next several years. Sales of a substantial number of shares of our common stock in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

The common stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver placement notices to Rodman & Renshaw at any time throughout the term of the sales agreement. The number of shares that are sold by Rodman & Renshaw after delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with Rodman & Renshaw. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

We may not sell the maximum amount of shares of our common stock offered by this prospectus, and even if we sell the maximum amount of shares of our common stock offered by this prospectus, we will need additional capital in the future. If additional capital is not available, we may not be able to continue to operate our business pursuant to our business plan or we may have to discontinue our operations entirely.

Rodman & Renshaw is not required to sell any specific number of securities but will offer the securities using commercially reasonable efforts consistent with its normal trading and sales practices upon our delivery of sales notices, meaning that we may raise substantially less than the total maximum offering amount. We have incurred losses in each year since our inception. If we continue to use cash at our historical rates of use and proceed with possible acquisitions or in-licensing transactions, we will need significant additional financing, which we may seek to raise through, among other things, public and private equity offerings and debt financing. Any equity financings will likely be dilutive to existing stockholders, and any debt financings will likely involve covenants restricting our business activities. Additional financing may not be available on acceptable terms, or at all.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act that reflect our current expectations and views of future events. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential”, or “continue” or the negative of these terms or other similar expressions. In particular, statements about our pre-clinical and clinical trials and expectations regarding such trials, the markets in which we operate, including growth of such markets, and our expectations, beliefs, plans, strategies, objectives, prospects, assumptions, or future events or performance incorporated by reference in our filings generally under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” are forward-looking statements.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those incorporated by reference in this prospectus under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” may cause our actual results, performance, or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements, or could affect our share price. Important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements include, but are not limited to, the following:

●	our ability to obtain and maintain regulatory approval of our product candidates;

●	our ability to successfully commercialize and market our product candidates, if approved by the FDA;

●	our ability to contract with third-party suppliers, manufacturers and other service providers and their ability to perform adequately;

●	the potential market size, opportunity, and growth potential for our product candidates, if approved by the FDA;

●	our ability to obtain additional funding for our operations and development activities;

●	the accuracy of our estimates regarding expenses, capital requirements and needs for additional financing;

●	the initiation, timing, progress and results of our pre-clinical studies and clinical trials, and our research and development programs;

●	the timing of anticipated regulatory filings;

●	our future expenses, capital requirements and need for additional financing;

●	our ability to retain the continued service of our key professionals and to identify, hire and retain additional qualified professionals;

●	our ability to advance product candidates into, and successfully complete, clinical trials;

●	our ability to recruit and enroll suitable patients in our clinical trials;

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●	the timing or likelihood of the accomplishment of various scientific, clinical, regulatory, and other product development objectives;

●	the pricing and reimbursement of our product candidates, if approved by the FDA;

●	the rate and degree of market acceptance of our product candidates, if approved by the FDA;

●	the implementation of our business model and strategic plans for our business, product candidates, and technology;

●	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology;

●	developments relating to our competitors and our industry;

●	the development of major public health concerns, including pandemics arising globally, and the future impact of such events on our business operations and funding requirements; and

●	other risks and factors listed under “Risk Factors” and elsewhere in or incorporated by reference in this prospectus.

You should review carefully the section entitled “Risk Factors” beginning on page 5 of this prospectus for a discussion of these and other risks that relate to our business and investing in our securities. The forward-looking statements contained or incorporated by reference in this prospectus are expressly qualified in their entirety by this cautionary statement. Except as required by applicable law, we do not undertake any obligation to publicly update any forward-looking statement contained in this prospectus, the accompanying base prospectus or the documents incorporated by reference herein to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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USE OF PROCEEDS

We may issue and sell shares of common stock having aggregate sales proceeds of up to $100,000,000 from time to time, before deducting sales agent commissions and estimated offering expenses payable by us. The amount of proceeds from this offering, if any, will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with Rodman & Renshaw.

We will retain broad discretion over the use of the net proceeds from this offering. We currently intend to use the net proceeds from the sale of securities offered by this prospectus, if any, for general corporate purposes, including the advancement of our drug candidates in clinical trials, regulatory submissions, potential commercial activity, preclinical research and development, capital expenditures, and to meet working capital needs.

Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

From time to time, we evaluate these and other factors and we anticipate continuing to make such evaluations to determine if the existing allocation of resources, including the proceeds of this offering, is being optimized. Circumstances that may give rise to a change in the use of proceeds include:

●	a change in development plan or strategy;

●	the addition of new products or applications;

●	technical delays;

●	delays or difficulties with our clinical trials;

●	negative results from our clinical trials;

●	difficulty obtaining FDA approval; and

●	the availability of other sources of cash including additional offerings, if any.

Pending other uses, we intend to invest the proceeds to us in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. We cannot predict whether the proceeds invested will yield a favorable, or any, return.

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DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of common stock immediately after this offering. The net tangible book value of our common stock as of December 31, 2024, was approximately $0.65 million, or approximately $0.02 per share of common stock based on 29,762,671 shares of common stock outstanding on that date. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of our common stock in the aggregate amount of $100,000,000 in this offering at an assumed offering price of $4.25 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on February 12, 2025, and after deducting the sales commissions and estimated offering expenses payable by us, our net tangible book value as of December 31, 2024, would have been approximately $98.6 million, or approximately $1.85 per share of our common stock. This represents an immediate increase in net tangible book value of $1.83 per share to our existing stockholders and an immediate dilution of approximately $2.40 per share to new investors participating in this offering, as illustrated by the following table:

Assumed offering price per share of common stock		$4.25

Net tangible book value per share of common stock as of December 31, 2024	$0.02

Increase in as adjusted net tangible book value per share of common stock attributable to the offering	$1.83

As adjusted net tangible book value per share of common stock as of December 31, 2024 after giving effect to this offering		$1.85

Dilution in net tangible book value per share of common stock to new investors in the offering		$2.40

The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time common stock is sold pursuant to this prospectus. The as adjusted information assumes that all of our common stock in the aggregate amount of $100,000,000 is sold at the assumed offering price of $4.25 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on February 12, 2025. The shares sold in this offering, if any, will be sold from time to time at various prices.

The discussion and table above are based on 29,762,671 shares of common stock outstanding as of December 31, 2024, and excludes the following potentially dilutive securities as of that date:

●	2,352,670 shares of common stock issuable upon the exercise of stock options outstanding, under our equity incentive plans, with a weighted average exercise price of $5.02 per share;

●	4,147,330 shares of common stock available for future grants under our equity incentive plans; and

●	2,814,057 shares of common stock issuable upon the exercise of warrants outstanding, with a weighted average exercise price of $4.97 per share.

To the extent that any of these options, awards or warrants are exercised, new options and awards are issued under our equity incentive plans and subsequently exercised or we issue additional common stock or securities convertible into common stock in the future, there may be further dilution to new investors participating in this offering.

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DIVIDENDS

In the past, we have not declared or paid cash dividends on our common stock, and we do not intend to pay any cash dividends on our common stock. Rather, we intend to retain future earnings, if any, to fund the operation and expansion of our business and for general corporate purposes.

PLAN OF DISTRIBUTION

We entered into the sales agreement with Rodman & Renshaw, pursuant to which such agreement and this prospectus and the accompanying base prospectus, we may issue and sell from time to time shares of our common stock having an aggregate offering price of up to $100,000,000 through Rodman & Renshaw as our sales agent. Sales of the common stock, if any, will be made by any method permitted by law deemed to be an “at-the-market offering” as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the Nasdaq Capital Market, the trading market for our common stock, or any other existing trading market in the United States for our common stock, or sales made to or through a market maker other than on an exchange.

If we and Rodman & Renshaw agree on any method of distribution other than sales of shares of our common stock on the Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

Rodman & Renshaw will offer our common stock at prevailing market prices subject to the terms and conditions of the sales agreement as agreed upon by us and Rodman & Renshaw. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the sales agreement, Rodman & Renshaw will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell on our behalf all of the shares of common stock requested to be sold by us. We or Rodman & Renshaw may suspend the offering of the common stock being made through Rodman & Renshaw under the sales agreement upon proper notice to the other party and pursuant to the terms of the sales agreement.

Settlement for sales of common stock will occur on the first trading day, or such shorter settlement cycle as may be in effect under the Exchange Act from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and Rodman & Renshaw in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Rodman & Renshaw may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Rodman & Renshaw a cash commission equal to up to 3.0% of the gross sales price per share of common stock issued by us and sold by Rodman & Renshaw under the sales agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total offering amount, sales commissions and net proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the sales agreement, we have agreed to pay Rodman & Renshaw a fee not to exceed $50,000 for the reasonable fees and expenses of its legal counsel (excluding any periodic due diligence fees) incurred in connection with entering into the transactions contemplated by the sales agreement. Additionally, pursuant to the terms of the sales agreement, we have also agreed to reimburse Rodman & Renshaw (i) $5,000 per due diligence update session conducted in connection with each such date we file our Annual Report on Form 10-K and (ii) $2,500 per due diligence update session conducted in connection with each such date we file our Quarterly Reports on Form 10-Q. We estimate that the total expenses of the offering payable by us, excluding commissions and other fees payable to Rodman & Renshaw under the sales agreement, will be approximately $150,000, assuming we sell the entire amount offered pursuant to this prospectus and the accompanying base prospectus. We will disclose in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of shares of our common stock sold through Rodman & Renshaw under the sales agreement, the net proceeds to us and the compensation paid by us with respect to sales under the sales agreement during the relevant quarter.

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In connection with the sales of common stock on our behalf, Rodman & Renshaw will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Rodman & Renshaw will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Rodman & Renshaw against certain liabilities, including liabilities under the Securities Act.

The offering of our shares of common stock pursuant to this prospectus will terminate upon the earlier of the (a) sale of all of our shares of common stock provided for in this prospectus, or (b) termination of the sales agreement as permitted therein.

To the extent required by Regulation M, Rodman & Renshaw will not engage in any market making activities involving our shares of common stock while the offering is ongoing under this prospectus.

From time to time, Rodman & Renshaw and its affiliates may provide in the future various advisory, investment and commercial banking and other services to us and our affiliates in the ordinary course of business, for which they may receive customary fees and commissions. In addition, in the ordinary course of its various business activities, Rodman & Renshaw and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Rodman & Renshaw or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Except as disclosed in this prospectus, we have no present arrangements with Rodman & Renshaw for any further services.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.

This prospectus and accompanying base prospectus in electronic format may be made available on a website maintained by Rodman & Renshaw and Rodman & Renshaw may distribute this prospectus electronically.

American Stock Transfer (also known as Equiniti) is the transfer agent and registrar for our common stock. The transfer agent’s address is 6201 15th Avenue, Brooklyn, NY 11219.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Pearl Cohen Zedek Latzer Baratz LLP, New York, New York. Haynes and Boone, LLP, New York, New York, is acting as counsel for Rodman & Renshaw in connection with this offering.

EXPERTS

The financial statements of Telomir Pharmaceuticals, Inc. as of December 31, 2024 and for the year then ended included in the Annual Report on Form 10-K for the year ended December 31, 2024, have been incorporated by reference herein and in this prospectus in reliance upon the report of Salberg & Company P.A. (which report includes an explanatory paragraph regarding the existence of substantial doubt about the Company’s ability to continue as a going concern), independent registered public accounting firm, incorporated by reference herein, and given upon the authority of said firm as experts in accounting and auditing.

The financial statements of Telomir Pharmaceuticals, Inc. as of December 31, 2023 and for the year then ended included in the Annual Report on Form 10-K for the year ended December 31, 2024, have been incorporated by reference herein and in this prospectus in reliance upon the report of Cherry Bekaert LLP (which report includes an explanatory paragraph regarding the existence of substantial doubt about the Company’s ability to continue as a going concern), independent registered public accounting firm, incorporated by reference herein, and given upon the authority of said firm as experts in accounting and auditing.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. The Securities and Exchange Commission maintains a website that contains such reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is www.sec.gov.

We make available free of charge on or through our website at www.telomirpharma.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the Securities and Exchange Commission, or for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, www.telomirpharma.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the documents listed below and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the Form S-3 with respect to securities offered by this prospectus and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission on February 4, 2025;

●	Our Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 7, 2025 and January 28, 2025; and

●	The description of our common stock in Exhibit 4.4 of our Annual Report on Form 10-K filed on February 4, 2025, including any other amendment or report filed for the purpose of updating such description.

Notwithstanding the foregoing, documents or portions thereof containing information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, are not incorporated by reference in this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide you with a copy of any information that we incorporate by reference into this prospectus or the registration statement that contains this prospectus, at no cost, by writing or calling us. Requests for such materials should be directed to:

Telomir Pharmaceuticals, Inc.

Attention: Corporate Secretary

100 SE 2nd St, Suite 2000, #1009

Miami, Florida 33131

(786) 396-6723

You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the Securities and Exchange Commission that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the respective date of such documents. Our business, financial condition, results of operations and prospects may have changed since that date.

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Telomir Pharmaceuticals, Inc.

Up to $100,000,000

COMMON STOCK

PROSPECTUS

Rodman & Renshaw LLC

The date of this prospectus is

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The fees and expenses payable by us in connection with this registration statement are estimated as follows:

Securities and Exchange Commission Registration Fee	$22,965
FINRA fee	23,000
Accounting Fees and Expenses*
Legal Fees and Expenses*
Printing Fees and Expenses*
Transfer Agent Fees and Expenses*
Miscellaneous Fees and Expenses*
Total*	$45,965

* To be provided in a prospectus supplement describing an offering of securities or a Current Report on Form 8-K that is incorporated by reference herein.

Item 15. Indemnification of Directors and Officers.

Our amended and restated articles of incorporation and bylaws provide that we shall indemnify any and all persons whom we shall have power to indemnify under the FBCA to the fullest extent permitted by law.

Section 607.0831 of the FBCA, provides that a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision to take or not to take action, or any failure to take any action, as a director, unless (1) the director breached or failed to perform his or her duties as a director and (2) the director’s breach of, or failure to perform, those duties constitutes (a) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (b) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (c) a circumstance under which the liability provisions of Section 607.0834 of the FBCA are applicable, (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful or intentional misconduct, or (e) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his or her breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful.

Under Section 607.0851 of the FBCA, a corporation has power to indemnify any person who is a party to any proceeding (other than an action by, or in the right of the corporation), because he or she is or was a director or officer of the corporation against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, has reasonable cause to believe that his or her conduct was unlawful.

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For purposes of the indemnification provisions of the FBCA, “director” or “officer” means an individual who is or was a director or officer, respectively, of a corporation or who, while a director or officer of the corporation, is or was serving at the corporation’s request as a director or officer, manager, partner, trustee, employee, or agent of another domestic or foreign corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or another enterprise or entity and the terms include, unless the context otherwise requires, the estate, heirs, executors, administrators, and personal representatives of a director or officer.

In addition, under Section 607.0851 of the FBCA, a corporation has the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 607.0852 of the FBCA provides that a corporation must indemnify an individual who is or was a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the individual was a party because he or she is or was a director or officer of the corporation against expenses incurred by the individual in connection with the proceeding.

Section 607.0853 of the FBCA provides that a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred in connection with the proceeding by an individual who is a party to the proceeding because that individual is or was a director or an officer if the director or officer delivers to the corporation a signed written undertaking of the director or officer to repay any funds advanced if (a) the director or officer is not entitled to mandatory indemnification under Section 607.0852; and (b) it is ultimately determined under Section 607.0854 or Section 607.0855 (as described below) that the director or officer has not met the relevant standard of conduct described in Section 607.0851 or the director or officer is not entitled to indemnification under Section 607.0859 (as described below).

Section 607.0854 of the FBCA provides that, unless the corporation’s articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board of directors or of the shareholders in the specific case, a director or officer of the corporation who is a party to a proceeding because he or she is or was a director or officer may apply for indemnification or an advance for expenses, or both, to a court having jurisdiction over the corporation which is conducting the proceeding, or to a circuit court of competent jurisdiction. Our amended and restated articles of incorporation do not provide any such exclusion. After receipt of an application and after giving any notice it considers necessary, the court may order indemnification or advancement of expenses upon certain determinations of the court.

Section 607.0855 of the FBCA provides that, unless ordered by a court under Section 607.0854, a corporation may not indemnify a director or officer under Section 607.0851 unless authorized for a specific proceeding after a determination has been made that indemnification is permissible because the director or officer has met the relevant standard of conduct set forth in Section 607.0851.

Section 607.0857 of the FBCA also provides that a corporation shall have the power to purchase and maintain insurance on behalf of and for the benefit of any person who is or was a director or officer of the corporation against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify or advance expenses to the individual against such liability under the provisions of Section 607.0857.

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Section 607.0858 of the FBCA provides that the indemnification provided pursuant to Section 607.0851 and Section 607.0852, and the advancement of expenses provided pursuant to Section 607.0853, are not exclusive. A corporation may, by a provision in its articles of incorporation, bylaws, or any agreement, or by vote of shareholders or disinterested directors, or otherwise, obligate itself in advance of the act or omission giving rise to a proceeding to provide any other or further indemnification or advancement of expenses to any of its directors or officers.

Section 607.0859 of the FBCA provides that, unless ordered by a court under the provisions of Section 607.0854 of the FBCA, a corporation may not indemnify a director or officer under Section 607.0851 or Section 607.0858, or advance expenses to a director or officer under Section 607.0853 or Section 607.0858, if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) willful or intentional misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder; (b) a transaction in which a director or officer derived an improper personal benefit; (c) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; or (d) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 are applicable (relating to unlawful distributions).

These provisions may have the practical effect in certain cases of eliminating the ability of shareholders to collect monetary damages from our directors and officers. We believe that these provisions are necessary to attract and retain qualified persons to serve as our directors and officers. There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Item 16. Exhibits.

Exhibit
Number	Description of Document
1.1	Form of Underwriting Agreement*
1.2	At The Market Offering Agreement, dated February 14, 2025, by and between Telomir Pharmaceuticals, Inc. and Rodman & Renshaw LLC.**
4.1	Amended and Restated Articles of Incorporation of Telomir Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 to Form 10-K filed on February 4, 2025).
4.2	Amended and Restated Bylaws of Telomir Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.2 to Form 10-K filed February 4, 2025).
4.3	Form of Certificate of Designation.*
4.4	Form of Preferred Stock Certificate.*
4.5	Form of Warrant Agreement.*
4.6	Form of Warrant Certificate.*
4.7	Form of Stock Purchase Agreement.*
4.8	Form of Unit Agreement.*
5.1	Opinion of Pearl Cohen Zedek Latzer Baratz LLP.**
23.1	Consent of Cherry Bekaert LLP.**
23.2	Consent of Salberg & Company PA**
23.3	Consent of Pearl Cohen Zedek Latzer Baratz LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (included in the signature page)**
107	Filing Fee Table.**

*	To be filed, if necessary, by an amendment to the registration statement or incorporated by reference to a Current Report on Form 8-K filed in connection with an underwritten offering of the shares offered hereunder.

**	Filed herewith.

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Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, on February 14, 2025.

TELOMIR PHARMACEUTICALS, INC.

By:	/s/ Erez Aminov
Erez Aminov
Chief Executive Officer

By:	/s/Michelle Yanez
Michelle Yanez
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Erez Aminov and Michelle Yanez, severally, acting alone and without the other, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement on Form S-3, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Erez Aminov	Chief Executive Officer and Chairman of the Board of Directors	February 14, 2025
Erez Aminov	(Principal Executive Officer)

/s/ Michelle Yanez	Chief Financial Officer	February 14, 2025
Michelle Yanez	(Principal Financial Officer and Principal Accounting Officer)

/s/ Craig Eagle	Director	February 14, 2025
Craig Eagle

/s/ Matthew Del Giudice	Director	February 14, 2025
Matthew Del Giudice

/s/ Matthew Pratt Whalen	Director	February 14, 2025
Matthew Pratt Whalen

/s/ Edward MacPherson	Director	February 14, 2025
Edward MacPherson

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